Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Aptorum Group Limited’s Form F-3 of our report dated October 6, 2025 with respect to the financial statements of DiamiR Biosciences Corp. for the year ended May 31, 2025 included in the registration statement on Aptorum Group Limited’s Form S-4. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

New York, NY

January 16, 2026